Exhibit 10.3

Veritone, Inc. 2018 PERFORMANCE-BASED stock incentive PLAN
AMENDED AND RESTATED president award agreement

This Amended and Restated President Award Agreement amends and restates the President Award Agreement between Veritone, Inc. (the “Corporation”) and Ryan Steelberg (the “Participant”) evidencing the Performance Option Grant (the “Award”) granted to the Participant on May 6, 2018 under the Veritone, Inc. 2018 Performance-Based Stock Incentive Plan, which was adopted effective as of May 6, 2018 and amended effective as of August 27, 2020 (the “Plan”), effective as of August 27, 2020.

Notice is hereby given of the following Award to purchase shares of the Common Stock of Corporation under the Plan:

Participant: Ryan Steelberg

Grant Date: May 6, 2018

Exercise Price: $11.97 per share

Number of Performance Option Shares: 1,357,425 shares of Common Stock

Schedule Expiration Date: May 6, 2028

Type of Award: Performance Option

Exercisability: The Award shall become and remain exercisable as provided in the Plan.

Forfeiture: The Award shall be forfeited as provided in the Plan.

Definitions: All capitalized terms not otherwise defined in this Award Agreement shall have the meanings assigned to them in the Plan.

The Participant understands and agrees that the Award is granted subject to and in accordance with the terms of the Plan. The Participant further agrees to be bound by the terms of the Plan. A copy of the Plan, which is publicly filed, is available upon request made to the Corporate Secretary at the Corporation’s principal offices. This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Award Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan. The Participant hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or any Purchased Shares pursuant to the provisions of the Plan.

Veritone, Inc. By: /s/ Jeffrey B. Coyne Name: Jeffrey B. Coyne Title: EVP and General Counsel /s/ Ryan Steelberg Ryan steelberg